 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-230237
The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 19, 2019
PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated March 25, 2019)
             shares
Common Stock
We are offering      shares of our common stock. Our common stock is traded on the Nasdaq Capital Market under the symbol “CYRX.” On June 18, 2019, the last reported sale price for our common stock was $18.70 per share.
Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$	$
Underwriting discount and commissions(1)	$	$
Proceeds, before expenses, to us	$	$
(1)
See “Underwriting” beginning on page S-13 of this prospectus supplement for additional information regarding underwriter compensation.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional      shares of common stock at the public offering price set forth above.
The underwriters expect to deliver the common stock to the investors in book-entry form through the facilities of The Depository Trust Company on or about June            , 2019.
Joint Book-Running Managers
Jefferies	SVB Leerink
Prospectus Supplement dated            , 2019

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of on the front cover of this prospectus supplement and the accompanying base prospectus or on any date subsequent to the date of the documents incorporated by reference herein or therein, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference in this prospectus supplement that we filed with the U.S. Securities and Exchange Commission, or the SEC, subsequent to the date of the prospectus. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.
This prospectus supplement is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of  $100,000,000, of which this offering is a part. We urge you to carefully read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and the additional information under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before buying any of the securities being offered under this prospectus supplement. These documents contain information you should consider when making your investment decision.
We are offering to sell, and seeking offers to buy, the securities described in this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.
Purchasers of our common stock in this offering should not place undue reliance on the as adjusted and pro forma information, or any other information that gives effect to the Cryogene acquisition. The unaudited pro forma condensed combined financial information giving effect to our acquisition of Cryogene Partners, or Cryogene, that is incorporated into this prospectus supplement and the accompanying prospectus by reference to our Current Report on Form 8-K/A filed with the SEC on June 14, 2019 is subject to numerous estimates, assumptions and uncertainties and does not purport to reflect what our consolidated financial position or results of operations would have been had the Cryogene acquisition and the other transactions reflected in that pro forma financial information been completed on the dates assumed for purposes of that unaudited pro forma condensed combined financial information, nor does it purport to reflect our future financial position or results of operations.
Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms, “Cryoport,” the “Company,” “we,” “our,” or “us” refer to Cryoport, Inc. and its consolidated subsidiaries.
S-ii

FORWARD-LOOKING INFORMATION
This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading “Risk Factors” in this prospectus supplement and in our most recent Annual Report on Form 10-K, which you should review carefully. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement. Forward-looking statements include, but are not necessarily limited to, those relating to:
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our intention to introduce new products or services;

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our expectations about securing strategic relationships with global couriers or large clinical research organizations;

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the expected benefits of our acquisition of Cryogene and our ability to successfully integrate the Cryogene business;

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our future capital needs;

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results of our research and development efforts; and

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approval of our patent applications.

Forward-looking statements are subject to risks and uncertainties, certain of which are beyond our control. Actual results could differ materially from those anticipated as a result of the factors described in “Risk Factors” in this prospectus supplement, the accompanying prospectus, and detailed in our other SEC filings incorporated by reference herein, including among others:
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the effect of regulation by United States and foreign governmental agencies;

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research and development efforts, including delays in developing, or the failure to develop, our products;

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the development of competing or more effective products by other parties;

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uncertainty of market acceptance of our products;

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errors in business planning attributable to insufficient market size or segmentation data;

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problems that we may face in manufacturing, marketing and distributing our products;

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problems that we may encounter in further development of Cryoport Express® Solutions, which includes the cloud-based logistics management software branded as Cryoportal®;

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our inability to raise additional capital when needed;

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delays in the issuance of, or the failure to obtain, patents for certain of our products and technologies;

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the risk that the anticipated benefits from the completed Cryogene acquisition may not be fully realized or may take longer to realize than expected;

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the risk that Cryogene’s results of operations will not be consistent with our expectations;

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problems with important suppliers and strategic business partners; and

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difficulty or delays in establishing marketing relationships with international couriers.

S-iii

Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus supplement and the accompanying prospectus might not transpire. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect our actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each factor on our business. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC.
This prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, also contain estimates and other industry and statistical data developed by independent parties and by us relating to market size, growth, and segmentation of markets. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the data referred to in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, to be reliable, industry and statistical data is subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. We have not independently verified these estimates generated by independent third parties. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.
S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about our Company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page S-6, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.
About Cryoport
Cryoport is a life sciences services company focused on providing critical solutions, such as temperature controlled logistics, bioservices and end-product fulfillment to the biopharma, reproductive medicine and animal health markets. Our differentiated products and services enable our clients to ship, store and deliver biologics and other life sciences commodities in a continual temperature controlled state, including ultra-low cryogenic and other temperature ranges.
Cryoport’s advanced, comprehensive and technology-centric systems and solutions were designed to support the global high-volume distribution of commercial biologic and cell based products regulated by the United States Food and Drug Administration (FDA) and other international regulatory bodies for distribution in the Americas, EMEA (Europe, the Middle East, and Africa) and APAC (Asia-Pacific) regions. Cryoport’s solutions are also designed to support pre-clinical, clinical trials, Biologics License Applications (BLA), Investigational New Drug Applications (IND) and New Drug Applications (NDA) with the FDA as well as global clinical trials initiated in other countries, where strict regulatory compliance and quality assurance is mandated. Our industry standard setting Chain of Compliance™ solution, which includes vital analytics, such as ‘chain-of-condition’ and ‘chain-of-custody’ information in a single data stream, empowers our clients’ continuous vigilance over their commodities. In addition, our Chain of Compliance™ standard ensures full traceability of the equipment used and the processes employed, further supporting each client’s goal to minimize risk and maximize success of their new biologics or other commodities as they are introduced into the global markets.
As part of our services, our technologies provide the ability for Cryoport personnel and our clients to monitor conditions of the internal shipping environment, location and other specified critical variables for each shipment in near real time. In accordance with client requirements, information is recorded and archived for each shipment for scientific, quality assurance and regulatory purposes in a secure cloud-based system that can be accessed globally. This information provides an audit trail that can verify the in-shipment condition in which the life sciences commodity, material, product, vaccine or therapy was shipped and/or stored.
One of the most important features of our Cryoport Express® Solutions is the sophisticated, cloud-based, logistics management platform, which is branded as the Cryoportal® Logistics Management Platform. The Cryoportal® supports the management of shipments through a single interface, which includes order entry, document preparation, customs documentation, courier management, near real-time shipment tracking, issue resolution, and regulatory compliance requirements. In addition, it provides unique and incisive information dashboards and validation documentation for every shipment through data collected by the SmartPak II™ Condition Monitoring System. The Cryoportal® can record and retain a fully documented history of all Cryoport Express® Shippers, including ‘chain-of-custody’, ‘chain-of-condition’, ‘chain-of-identity’, and Chain of Compliance™ information for each shipment, which is used to ensure that the stability of shipped biologic commodities are maintained throughout the shipping cycle. At the client’s option, recorded information is archived, allowing the client to meet exacting requirements necessary for scientific work and/or for proof of regulatory compliance during the logistics process.

Our Cryoport Express® Solutions include a family of Cryoport Express® Shippers ranging from liquid nitrogen dry vapor shippers (-150°C) to our C3™ Shippers (2-8°C), which are powered by phase-change materials. Cryoport Express® Shippers are precision engineered assemblies that are reliable, cost-effective and reusable or recyclable. Our liquid nitrogen dry vapor Cryoport Express® Shippers utilize an innovative application of  ‘dry vapor’ liquid nitrogen technology and, most often, include a SmartPak II™ Condition Monitoring System. Cryoport Express® Shippers meet International Air Transport Association requirements for transport, including Class 6.2 infectious substances. Cryoport Express® Shippers are also International Safe Transit Association “Transit Tested” certified.
As part of our services, we assist and/or provide clients with secondary packaging that is placed inside the main chamber of our Cryoport Express® Shippers. In addition to vials, canes, straws, goblets, plates, etc., we also offer engineering and consulting services to assist clients in creating and developing customized secondary packaging that meet their specific requirements.
Our advanced technologies and dedicated personnel allow us to continue to expand our services footprint with a growing suite of services, products and competencies serving the life sciences industry, which currently include: information technology, primary and secondary packaging, near real-time monitoring, analytics, logistics distribution, consulting, laboratory relocation, fleet management, embedded logistics support, validation services (especially for shipping lanes and packaging). A sample of our client facing, value-added competencies addressing specific client requirements are as follows:
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“Personalized Medicine and Cell-based Immunotherapy Solutions,” designed for autologous therapies in which our Cryoport Express® Solutions serve as an enabling technology for the safe and efficient transportation of leukapheresis or apheresis blood products as well as the manufactured autologous cellular-based immunotherapies by providing a comprehensive logistics solution for the verified chain of condition and chain of custody, chain of identity, and Chain of ComplianceTM transport from, (a) the collection of the patient’s blood or cells at a point-of-care setting, to (b) a central processing facility where they are manufactured into a personalized medicine, to (c) the safe, cryogenically preserved delivery of these often irreplaceable cells to a point-of-care treatment facility. If required, Cryoport Express® Shippers can then serve as a temporary freezer/repository supporting the efficient distribution of the personalized medicine to the patient when and where the medical provider needs it, without the expense and inconvenience of on-sight, cryopreservation storage freezers.

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“Allogeneic Therapy Solutions,” designed for allogeneic therapies in which our Cryoport Express® Solutions serve as an enabling technology for the safe and efficient transportation of healthy donor blood products as well as the manufactured allogeneic therapies by providing comprehensive logistic solutions for the verified chain of condition, chain of custody, chain of identity, and Chain of ComplianceTM transport from, (a) the blood collection center, to (b) the manufacturing facility for the allogeneic therapy, to (c) a storage and fulfillment facility, or (d) to a point-of-care treatment facility. Again, if required, the Cryoport Express® Shipper can then serve as a temporary freezer/repository to allow the efficient distribution of the personalized medicine to the patient.

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“Embedded Solutions,” our most comprehensive solution, which involves our management of the entire temperature controlled logistics process for our client using Cryoport technology and Cryoport employees working on-sight at the client’s location to manage all of the client’s temperature controlled logistics needs.

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“Fleet Management,” our fleet management support service is designed to reduce our clients upfront and recurring costs through optimized utilization of resources and minimization of equipment loss. We offer both complete and partial temperature controlled outsourced fleet management services, including fleet evaluation and disposition (if required), inventory control, fleet maintenance and ongoing fleet requalification and validation.

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“Packaging Development,” using ‘Design-of-Experiment’ and ‘Quality-by-Design’ processes, Cryoport can design, engineer and employ customized packaging and/or accessories to ensure effective distribution of our client’s critical commodities using our in-house team of packaging engineering competencies in the cryogenic, 2-8°C and other temperature controlled ranges to meet or exceed our client’s specifications. Packaging development may include integration of our SmartPak II™ Condition Monitoring System and the accommodation of our Cryoportal® Logistics Management Platform into our clients’ packaging configurations, providing full access to our logistics management support competencies.

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“Consulting Services,” provides our clients an opportunity to leverage our in-house talent to: design custom logistics plans, perform lane assessment, lane validation, carrier validation; design custom packaging and validation, permitting clinical trial logistics design; commercial launch planning; systems integration; and end user training.

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“Laboratory Relocation,” for large moves of life sciences commodities, we use redundant temperature controlled shippers and environmentally controlled trucks. Along with our logistics partners, we ensure the integrity of client materials during all logistics phases, including loading, transport, unloading and placement. Our service includes lane and carrier permitting and validation. Our large sample capacity Cryoport Express® CryoMax™ Shipper has a holding time of up to 20 days and includes the benefit of our near real time SmartPak II™ Condition Monitoring System, which supplies monitoring information to our Cryoportal® Logistic Management Platform, providing LiveView information on the client’s transport. By employing our 24/7/365 client support team to actively monitoring shipments and mitigate risks, we ensure safe shipping and relocation of large scale collections.

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“powered by cryoportSM,” available to providers of shipping and delivery services who seek to offer a “branded” cryogenic logistics solution as part of their service offerings. “powered by cryoportSM” appears prominently on the offering software interface and packaging. This option for the client to private label its service is available upon committing to certain requirements, such as minimum annual shipping volumes.

In addition to the offerings above, Cryoport is continuously evaluating, expanding and improving its range of services and solutions in response to market needs and client demand.
Recent Developments
On May 14, 2019, we acquired substantially all of the assets of Cryogene for an aggregate cash purchase price of approximately $20.5 million, subject to certain adjustments as set forth in the related asset purchase agreement. Cryogene operates a recently expanded 21,000 square foot state-of-the-art biostorage facility located in Houston, Texas, specializing in the secure storage of biological specimens, materials and samples. Cryogene’s facility stores clients’ commodities covering the full range of temperatures from cryogenic through controlled room temperature. Its services include sample inventorying, data sample discrepancy resolution and accessioning samples into its validated data inventory software. Cryogene is an industry leader in the management of critical biological commodities to support the advancement of cell and gene therapies, Good Manufacturing Practices (GMP) biologics, and public health research, and it provides customized, end-to-end chain of custody solutions for its clients. Additionally, Cryogene has long-term contracts with Merck, MD Anderson, Houston Methodist Hospital, Texas Children’s Hospital, Mesoblast, Bellicum, Baylor University, and many other noted institutions with recurring and growing revenues. Cryogene generated revenues of approximately $3.9 million in 2018 and approximately $3.4 million in 2017 and is expected to be immediately accretive to Cryoport’s earnings.

Our Corporate Information
We are a Nevada corporation originally incorporated under the name G.T.5-Limited on May 25, 1990. In connection with a Share Exchange Agreement, on March 15, 2005 we changed our name to Cryoport, Inc. and acquired all of the issued and outstanding shares of common stock of Cryoport Systems, Inc., a California corporation, in exchange for 200,901 shares of our common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction). Cryoport Systems, Inc., which was originally formed in 1999 as a California limited liability company, and subsequently reorganized into a California corporation on December 11, 2000, remains the operating company under Cryoport, Inc. Our principal executive offices are located at 17305 Daimler Street, Irvine, CA 92614. The telephone number of our principal executive offices is (949) 470-2300, and our main corporate website is www.cryoport.com.
We became public by a reverse merger with a shell company in May 2005. Over time, we have transitioned from being a development company to a fully operational public company, providing temperature controlled logistics solutions to the life sciences industry globally.

THE OFFERING
Common stock offered by us
     shares of common stock.
Option to purchase additional shares
We have granted the underwriters an option for a period of 30 days to purchase up to an additional      shares of common stock.
Common stock to be outstanding immediately after the offering(1)
     shares of common stock (or      shares of common stock if the underwriters exercise their option to purchase additional shares in full).
Use of proceeds
We intend to use the proceeds from this offering for working capital, inventory development, global infrastructure buildout and facilities expansion, sales and marketing and, potentially, acquisitions with strategic impact. See “Use of Proceeds.”
Risk factors
There are risks associated with participating in this offering. For a discussion of some of the risks you should consider before deciding whether to participate in this offering, you are urged to carefully review and consider the information in the section entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectus, including the risk factors incorporated by reference herein and therein from our filings with the SEC.
Nasdaq Capital Market symbol
Our common stock is traded on the Nasdaq Capital Market under the symbol “CYRX”.

(1)
The number of shares of common stock shown above to be outstanding after this offering is based on 31,064,347 shares outstanding as of June 10, 2019, excluding:

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1,372,998 shares of common stock reserved for issuance upon the conversion of outstanding convertible notes;

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1,501,703 shares of common stock reserved for issuance upon the exercise of outstanding warrants with a weighted average exercise price of  $3.75 per share;

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6,777,755 shares of common stock reserved for issuance upon the exercise of outstanding stock options with a weighted average exercise price of  $6.69 per share; and

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2,859,882 shares of common stock available for future grant under the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before making an investment decision, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference into this prospectus supplement, as well as the other information included or incorporated by reference in this prospectus supplement and in the accompanying prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our common stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See the section entitled “Forward-Looking Information.”
Risks Relating to this Offering
Management will have broad discretion in determining how to use the proceeds of this offering.
Our management will have broad discretion over the use of proceeds from this offering, and we could use the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the proceeds from this offering for working capital, inventory development, global infrastructure buildout and facilities expansion, sales and marketing and, potentially, acquisitions with strategic impact. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could have an adverse effect on the market price of our common stock.
If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution.
Since the public offering price for our common stock in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.
Future sales of shares of our common stock may depress the price of our shares and be dilutive to our existing stockholders.
We cannot predict whether future issuances of shares of our common stock or the availability of shares for resale in the open market will decrease the market price per share of our common stock. As of June 10, 2019, there were 31,064,347 shares of our common stock outstanding. Substantially all of these shares of common stock are eligible for trading in the public market. The market price of our common stock may decline if our stockholders sell a large number of shares of our common stock in the public market, or the market perceives that such sales may occur.
As of June 10, 2019, we could also issue up to an additional 11,139,340 shares of our common stock, including 1,501,703 shares to be issued upon the exercise of outstanding warrants and 9,637,637 shares upon exercise of outstanding options or reserved for future issuance under our stock incentive plans. In addition, we reserved 1,372,998 shares of our common stock issuable upon conversion of our outstanding convertible notes, which reflects 120% of the maximum number of shares issuable upon conversion of the convertible notes. The exercise of any options or warrants, the issuance of our common stock upon conversion of the convertible notes or in connection with acquisitions and other issuances of our common stock could have an adverse effect on the market price of the shares of our common stock.
To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders. Investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. In addition, if the holders of our outstanding options or warrants exercise such securities, you may incur further dilution.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.
We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock.
Risks Relating to the Cryogene Acquisition
The integration and operation of acquired businesses, including Cryogene, may disrupt our business and create additional expenses, and we may not achieve the anticipated benefits of the acquisitions.
Integration of an acquired business involves numerous risks, including assimilation of operations of the acquired business, such as Cryogene, and difficulties in the convergence of systems and processes, the diversion of management’s attention from other business concerns, risks of entering markets in which we have had no or only limited direct experience, assumption of unknown or unquantifiable liabilities, difficulties in completing strategic initiatives already underway in the acquired company, and unfamiliarity with partners of the acquired company, each of which could have a material adverse effect on our business, results of operations and financial condition. The integration of a company the size of Cryogene into our business may be more difficult and time consuming than anticipated, and we may be unable to achieve the expected synergies and operating efficiencies within the expected time frames or at all. We cannot assure that these risks or other unforeseen factors will not offset the intended benefits of the acquisitions, in whole or in part.
We may be adversely affected by the occurrence of natural disasters or other events at Cryogene’s biostorage facility that disrupt our business operations.
Cryogene operates a recently expanded 21,000 square foot state-of-the-art biostorage facility located in Houston, Texas, specializing in the secure storage of biological specimens, materials and samples. If natural disasters or similar events, like hurricanes, fires or explosions or large-scale accidents or power outages, were to occur that prevented us from using all or a significant portion of Cryogene’s biostorage facility, that damaged critical infrastructure, or that otherwise disrupted operations at such facility, this could affect our ability to maintain ongoing operations and cause us to incur significant expenses. Insurance coverage may not be adequate to fully cover losses in any particular case. Accordingly, the occurrence of natural disasters or other events at Cryogene’s biostorage facility could materially and adversely affect our business, financial condition and results of operations.
We may face claims for liability related to the damage of customer specimens, materials and samples attributed to the failure of Cryogene’s storage systems or services, exposing us to significant financial or reputational harm.
Cryogene specializes in the secure storage of biological specimens, materials and samples covering the full range of temperatures from cryogenic through controlled room temperature. Any damage to these specimens, materials and samples may be attributed to a failure of Cryogene’s storage systems or services, which could lead to claims for damages made by customers and could also harm our relationship with customers and damage our reputation in the life sciences industry, resulting in material harm to our business.
The unaudited pro forma condensed combined financial information referred to below and incorporated by reference in this prospectus supplement and the accompanying prospectus is presented for illustrative purposes only and does not purport to represent what our financial position or results of operations would have been had the Cryogene acquisition described in the unaudited pro forma condensed combined financial information been completed on the dates assumed for purposes of that unaudited pro forma condensed combined financial information, nor does it purport to reflect our financial position or results of operations as of any date or for any period following the Cryogene acquisition.
We have incorporated by reference in this prospectus supplement and the accompanying prospectus the unaudited pro forma condensed combined financial information appearing as Exhibit 99.2 to our Current Report on Form 8-K/A filed with the SEC on June 14, 2019, or the June 14, 2019 8-K. This unaudited pro forma condensed combined financial information gives pro forma effect to the Cryogene acquisition, subject to the assumptions and limitations described therein. You should carefully review such unaudited pro forma condensed combined financial information and the other information appearing in the June 14, 2019 8-K (including the exhibits thereto) before investing in our common stock.
The unaudited pro forma condensed combined financial information included in the June 14, 2019 8-K is presented for illustrative purposes only, is based on numerous adjustments, assumptions and estimates, is subject to numerous other uncertainties and does not purport to reflect what our financial position or results of operations would have been had the Cryogene acquisition been completed as of the dates assumed for purposes of that unaudited pro forma condensed combined financial information, nor does it purport to reflect our financial position or results of operations as of any date or for any period following the Cryogene acquisition.
Our and Cryogene’s financial positions and results of operations prior to or following the Cryogene acquisition may not be consistent with, or evident from, the unaudited pro forma condensed combined financial information included in the June 14, 2019 Form 8-K. In addition, the assumptions or estimates used in preparing the unaudited pro forma condensed combined financial information may not prove to be accurate and may be affected by a broad range of factors.
As a result of the foregoing, investors should not place undue reliance on the unaudited pro forma condensed combined financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $     (or approximately $     if the underwriters exercise in full their option to purchase additional shares).
We intend to use the proceeds from this offering for working capital, inventory development, global infrastructure buildout and facilities expansion, sales and marketing and, potentially, acquisitions with strategic impact.
Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. The amount and timing of our actual expenditures will depend upon numerous factors, many of which are out of our control. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on our judgment regarding the application of the net proceeds.
Pending use of the proceeds from this offering as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing instruments.

DIVIDENDS
No dividends on common stock have been declared or paid by us. We intend to employ all available funds for the development of our business and, accordingly, do not intend to pay any cash dividends in the foreseeable future.

CAPITALIZATION
The following table sets forth our capitalization as of March 31, 2019:
■
on an actual basis;

■
on an as adjusted basis to give effect to the Cryogene acquisition; and

■
on an as further adjusted basis to give effect to the sale of the      shares of common stock offered by us in this offering after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with our audited consolidated financial statements and the related notes thereto appearing in our Annual Report on Form 10-K for the year ended December 31, 2018 and the unaudited consolidated financial statements and the related notes thereto appearing in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, all of which are incorporated by reference herein. In addition, you should read the as adjusted financial information presented in this table in conjunction with the audited financial statements and the related notes thereto of Cryogene, and our unaudited pro forma condensed combined financial information and related notes thereto, appearing in the June 14, 2019 8-K.
	As of March 31, 2019
	Actual	As Adjusted	As Further Adjusted
Cash and cash equivalents	$32,771,986	$12,292,701	$
Debt:
Convertible note, net of discount of $292,800	$14,707,215	$14,707,215		$14,707,215
Stockholders’ Equity:
Preferred stock, $0.001 par value; 2,500,000 shares authorized:
Class A convertible preferred stock, $0.001 par value; 800,000 shares authorized; none issued and outstanding	__	__		__
Class B convertible preferred stock, $0.001 par value; 585,000 shares authorized; none issued and outstanding	__	__		__
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 30,677,500 shares issued and outstanding, actual; 30,677,500 shares issued and outstanding, as adjusted; shares issued and outstanding, as further adjusted	30,678	30,678
Additional paid-in capital	182,230,799	182,230,799
Accumulated deficit	(143,375,386)	(143,625,386)
Accumulated other comprehensive income	20,847	20,847
Total stockholders’ equity	38,906,938	38,656,938
Total capitalization	$53,614,153	$53,364,153	$

DILUTION
If you invest in our shares of common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.
Our net tangible book value as of March 31, 2019 was approximately $38.7 million, or $1.26 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of our shares of common stock outstanding as of March 31, 2019. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.
After giving effect to the sale of       shares in this offering at a public offering price of  $     per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2019 would have been approximately $     million, or $     per share. This represents an immediate increase in net tangible book value of approximately $     per share to existing stockholders and immediate dilution in net tangible book value of  $     per share to new investors participating in this offering. The following table illustrates this dilution on a per share basis:
Public offering price per share			$
Net tangible book value per share as of March 31, 2019		$1.26
Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share after this offering			$
Dilution per share to new investors participating in this offering			$

If the underwriters exercise their option to purchase      additional shares in full at the public offering price of $     per share, the as adjusted net tangible book value per share of our common stock after giving effect to this offering would be $     per share, and the dilution in net tangible book value per share to investors purchasing common stock in this offering would be $     per share.
The above table is based on 30,677,500 shares of common stock outstanding as of March 31, 2019 and excludes an aggregate of up to 11,139,340 additional shares of common stock reserved and available for future issuance (i) upon the exercise of all outstanding stock options and warrants to purchase common stock and (ii) under the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan, as of June 10, 2019. In addition, the above table excludes 1,372,998 shares of our common stock reserved for issuance upon the conversion of outstanding convertible notes, which reflects 120% of the maximum number of shares issuable upon conversion of the convertible notes.
To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to offer securities in other offerings due to market conditions or strategic considerations. To the extent that we raise additional capital through the sale of common stock or securities exercisable or convertible into common stock, the issuance of such securities may result in further dilution of our stockholders.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated June   , 2019, among us and Jefferies LLC and SVB Leerink LLC, as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:
Underwriter	Number of Shares
Jefferies LLC
SVB Leerink LLC
Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Expenses
The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of  $     per share of common stock. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of  $     per share of common stock to certain brokers and dealers. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $     . We have also agreed to reimburse the underwriters for certain of their expenses incurred in connection with the offering in an amount up to $10,000.
Listing
Our common stock is listed on the Nasdaq Capital Market under the trading symbol “CYRX”.
Option to Purchase Additional Shares
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of       shares of common stock from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares of common stock proportionate to that underwriter’s initial purchase commitment as indicated in the table above.
No Sales of Similar Securities
We, and our officers and directors, have agreed, subject to specified exceptions, not to directly or indirectly:
■
sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or

■
otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or

■
publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC and SVB Leerink LLC.

This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement.
Jefferies LLC and SVB Leerink LLC may, in their sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization
The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.
“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
The underwriters may also engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
Electronic Distribution
A prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement and the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Disclaimers About Non-U.S. Jurisdictions
Australia
This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:
A.
You confirm and warrant that you are either:

■
a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

■
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

■
a person associated with the Company under Section 708(12) of the Corporations Act; or

■
a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this prospectus supplement is void and incapable of acceptance.
B.
You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada
A.
Resale Restrictions. The distribution of the shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

B.
Representations of Canadian Purchasers. By purchasing shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to and the dealer from whom the purchase confirmation is received that:

■
the purchaser is entitled under applicable provincial securities laws to purchase the shares of common stock without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions;

■
the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations;

■
where required by law, the purchaser is purchasing as principal and not as agent; and

■
the purchaser has reviewed the text above under Resale Restrictions.

C.
Conflicts of Interest. Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

D.
Statutory Rights of Action. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

E.
Enforcement of Legal Rights. All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

F.
Taxation and Eligibility for Investment. Canadian purchasers of shares of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the company in their particular circumstances and about the eligibility of the shares of common stock for investment by the purchaser under relevant Canadian legislation.

European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares of common stock may be made to the public in that Relevant Member State other than:
(a)
to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

(c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require the Company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive,

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the representative and the Company that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.
Hong Kong
No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell securities, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares of common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Japan
This offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or this offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to this offering, the company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
United Kingdom
This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a relevant person).
This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS
Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus will be passed upon for us by Snell & Wilmer L.L.P., Costa Mesa, California. Latham & Watkins LLP, San Diego, California, has acted as counsel for the underwriters in connection with certain legal matters related to this offering.
EXPERTS
KMJ Corbin & Company LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2018 and 2017, and for the years ended December 31, 2018 and 2017, included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our consolidated financial statements are incorporated by reference in reliance on KMJ Corbin & Company LLP’s report, given on their authority as experts in accounting and auditing.
The audited financial statements of Cryogene Partners as of December 31, 2018 and 2017, and for the years ended December 31, 2018 and 2017, incorporated in this prospectus supplement by reference from the Company’s Current Report on Form 8-K/A, dated June 14, 2019, have been audited by KMJ Corbin & Company LLP, an independent certified public accounting firm, as stated in their report, which is incorporated herein by reference. Such audited financial statements are incorporated by reference in reliance on KMJ Corbin & Company LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.
We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement of which this prospectus supplement and the accompanying prospectus are a part, are available at the SEC’s website at http://www.sec.gov.
We also maintain a website at http://www.cryoport.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.
This prospectus supplement incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items) after the date of this prospectus supplement and prior to the termination of this offering.
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on March 13, 2019;

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 9, 2019;

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Our Current Reports on Form 8-K filed with the SEC on January 7, 2019, May 3, 2019 (solely with respect to Item 5.02) and May 14, 2019, and our Current Report on Form 8-K/A filed with the SEC on June 14, 2019; and

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The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 22, 2015, and any other amendment or report filed for the purposes of updating such descriptions.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement and the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request in writing or orally a copy of these filings, at no cost, by writing or telephoning us at:
Cryoport, Inc.
17305 Daimler St.
Irvine, California, 92614
Attn: Chief Financial Officer
(949) 470-2300

PROSPECTUS
$100,000,000
Common Stock/Preferred Stock/Warrants/Units/Subscription Rights
Cryoport, Inc., a Nevada corporation (“we,” “us,” “Cryoport” or the “Company”), may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $100,000,000.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”
Our common stock and certain warrants are listed on The Nasdaq Capital Market under the symbols “CYRX” and “CYRXW”, respectively. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock and such warrants on any securities exchange.
Investing in our securities involves significant risks. Prior to making an investment decision, you should carefully review the information under the heading “Risk Factors” beginning on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement or free writing prospectus concerning factors you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 25, 2019.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of  $100,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.
The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No one has been authorized to provide you with information that is different from that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
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PROSPECTUS SUMMARY
This summary highlights the more detailed information contained elsewhere or incorporated by reference in this prospectus, and does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read the entire prospectus, the applicable prospectus supplement or free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement or free writing prospectus concerning factors you should consider before investing in our securities, and under similar headings in the other documents that are incorporated by reference into this prospectus. Cryoport, Inc. is referred to throughout this prospectus as “Cryoport,” “we” or “us.”
About Cryoport
Cryoport is a life sciences services company focused on providing critical solutions, such as temperature controlled logistics, bioservices and end-product fulfillment to the biopharma, reproductive medicine and animal health markets. Our differentiated products and services enable our clients to ship, store and deliver biologics and other life sciences commodities in a continual temperature controlled state, including ultra-low cryogenic and other temperature ranges.
Cryoport’s advanced, comprehensive and technology-centric systems and solutions were designed to support the global high-volume distribution of commercial biologic and cell based products regulated by the United States Food and Drug Administration (FDA) and other international regulatory bodies for distribution in the Americas, EMEA (Europe, the Middle East, and Africa) and APAC (Asia-Pacific) regions. Cryoport’s solutions are also designed to support pre-clinical, clinical trials, Biologics License Applications (BLA), Investigational New Drug Applications (IND) and New Drug Applications (NDA) with the FDA as well global clinical trials initiated in other countries, where strict regulatory compliance and quality assurance is mandated. Our industry standard setting Chain of ComplianceTM solution, which includes vital analytics, such as ‘chain-of-condition’ and ‘chain-of-custody’ information in a single data stream, empowers our clients’ continuous vigilance over their commodities. In addition, our Chain of ComplianceTM standard ensures full traceability of the equipment used and the processes employed, further supporting each client’s goal to minimize risk and maximize success of their new biologics or other commodities as they are introduced into the global markets.
As part of our services, our technologies provide the ability for Cryoport personnel and our clients to monitor conditions of the internal shipping environment, location and other specified critical variables for each shipment in near real time. In accordance with client requirements, information is recorded and archived for each shipment for scientific, quality assurance and regulatory purposes in a secure cloud-based system that can be accessed globally. This information provides an audit trail that can verify the in-shipment condition in which the life sciences commodity, material, product, vaccine or therapy was shipped and/or stored.
One of the most important features of our Cryoport Express® Solutions is the sophisticated, cloud-based, logistics management platform, which is branded as the Cryoportal® Logistics Management Platform. The Cryoportal® supports the management of shipments through a single interface, which includes order entry, document preparation, customs documentation, courier management, near real-time shipment tracking, issue resolution, and regulatory compliance requirements. In addition, it provides unique and incisive information dashboards and validation documentation for every shipment through data collected by the SmartPak II™ Condition Monitoring System). The Cryoportal® can record and retain a fully documented history of all Cryoport Express® Shippers, including ‘chain-of-custody’, ‘chain-of-condition’, ‘chain-of-identity’, and Chain of ComplianceTM information for each shipment, which is used to ensure that the stability of shipped biologic commodities are maintained throughout the shipping cycle. At the client’s option, recorded information is archived, allowing the client to meet exacting requirements necessary for scientific work and/or for proof of regulatory compliance during the logistics process.
Our Cryoport Express® Solutions include a family of Cryoport Express® Shippers ranging from liquid nitrogen dry vapor shippers (-150°C) to our C3TM Shippers (2-8°C), which are powered by phase-change materials. Cryoport Express® Shippers are precision engineered assemblies that are reliable, cost-effective and reusable or recyclable. Our liquid nitrogen dry vapor Cryoport Express® Shippers utilize an innovative application of  ‘dry vapor’ liquid nitrogen technology and, most often, include a SmartPak IITM Condition Monitoring System. Cryoport Express® Shippers meet International Air Transport Association (“IATA”) requirements for transport, including Class 6.2 infectious substances. Cryoport Express® Shippers are also International Safe Transit Association (“ISTA”) “Transit Tested” certified.
As part of our services, we assist and/or provide clients with secondary packaging that is placed inside the main chamber of our Cryoport Express® Shippers. In addition to vials, canes, straws, goblets, plates, etc., we also offer engineering and consulting services to assist clients in creating and developing customized secondary packaging that meet their specific requirements.
Our advanced technologies and dedicated personnel allow us to continue to expand our services footprint with a growing suite of services, products and competencies serving the life sciences industry, which currently include: information technology, primary and secondary packaging, near real-time monitoring, analytics, logistics distribution, consulting, laboratory relocation, fleet management, embedded logistics support, validation services (especially for shipping lanes and packaging). A sample of our client facing, value-added competencies addressing specific client requirements are as follows:
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“Personalized Medicine and Cell-based Immunotherapy Solutions,” designed for autologous therapies in which our Cryoport Express® Solutions serve as an enabling technology for the safe and efficient transportation of leukapheresis or apheresis blood products as well as the manufactured autologous cellular-based immunotherapies by providing a comprehensive logistics solution for the verified chain of condition and chain of custody, chain of identity, and Chain of ComplianceTM transport from, (a) the collection of the patient’s blood or cells at a point-of-care setting, to (b) a central processing facility where they are manufactured into a personalized medicine, to (c) the safe, cryogenically preserved delivery of these often irreplaceable cells to a point-of-care treatment facility. If required, Cryoport Express® Shippers can then serve as a temporary freezer/repository supporting the efficient distribution of the personalized medicine to the patient when and where the medical provider needs it, without the expense and inconvenience of on-sight, cryopreservation storage freezers.

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“Allogeneic Therapy Solutions,” designed for allogeneic therapies in which our Cryoport Express® Solutions serve as an enabling technology for the safe and efficient transportation of health donor blood products as well as the manufactured allogeneic therapies by providing a comprehensive logistic solutions for the verified chain of condition, chain of custody, chain of identity, and Chain of ComplianceTM transport from, (a) the blood collection center, to (b) the manufacturing facility for the allogeneic therapy, to (c) a storage and fulfillment facility, or (d) to a point-of-care treatment facility. Again, if required, the Cryoport Express® Shipper can then serve as a temporary freezer/repository to allow the efficient distribution of the personalized medicine to the patient.

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“Embedded Solutions,” our most comprehensive solution, which involves our management of the entire temperature controlled logistics process for our client using Cryoport technology and Cryoport employees working on-sight at the client’s location to manage all of the client’s temperature controlled logistics needs.

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“Fleet Management,” our fleet management support service is designed to reduce our clients upfront and recurring costs through optimized utilization of resources and minimization of equipment loss. We offer both complete and partial temperature controlled outsourced fleet management services, including fleet evaluation and disposition (if required), inventory control, fleet maintenance and ongoing fleet requalification and validation.

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“Packaging Development,” using ‘Design-of-Experiment’ and ‘Quality-by-Design’ processes, Cryoport can design, engineer and employ customized packaging and/or accessories to ensure effective distribution of our client’s critical commodities using our in-house team of packaging engineering competencies in the cryogenic, 2-8°C and other temperature controlled ranges to meet or exceed our client’s specifications. Packaging development may include integration of our SmartPak II™ Condition Monitoring System and the accommodation of our Cryoportal® Logistics Management Platform into our clients’ packaging configurations, providing full access to our logistics management support competencies.

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“Consulting Services,” provides our clients an opportunity to leverage our in-house talent to: design custom logistics plans, perform lane assessment, lane validation, carrier validation; design custom packaging and validation, permitting clinical trial logistics design; commercial launch planning; systems integration; and end user training.

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“Laboratory Relocation,” for large moves of life sciences commodities, we use redundant temperature controlled shippers and environmentally controlled trucks. Along with our logistics partners, we ensure the integrity of client materials during all logistics phases, including loading, transport, unloading and placement. Our service includes lane and carrier permitting and validation. Our large sample capacity Cryoport Express® CryoMax™ Shipper has a holding time of up to 20 days and includes the benefit of our near real time SmartPak II™ Condition Monitoring System, which supplies monitoring information to our Cryoportal® Logistic Management Platform, providing LiveView information on the client’s transport. By employing our 24/7/365 client support team to actively monitoring shipments and mitigate risks, we ensure safe shipping and relocation of large scale collections.

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“powered by cryoportSM,” available to providers of shipping and delivery services who seek to offer a “branded” cryogenic logistics solution as part of their service offerings. “powered by cryoportSM” appears prominently on the offering software interface and packaging. This option for the client to private label its service is available upon committing to certain requirements, such as minimum annual shipping volumes.

In addition to the offerings above, Cryoport is continuously evaluating, expanding and improving its range of services and solutions in response to market needs and client demand.
Our Corporate Information
We are a Nevada corporation originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990. In connection with a Share Exchange Agreement, on March 15, 2005 we changed our name to Cryoport, Inc. and acquired all of the issued and outstanding shares of common stock of Cryoport Systems, Inc., a California corporation, in exchange for 200,901 shares of our common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction). Cryoport Systems, Inc., which was originally formed in 1999 as a California limited liability company, and subsequently reorganized into a California corporation on December 11, 2000, remains the operating company under Cryoport, Inc. Our principal executive offices are located at 17305 Daimler Street, Irvine, CA 92614. The telephone number of our principal executive offices is (949) 470-2300, and our main corporate website is www.cryoport.com.
The Company became public by a reverse merger with a shell company in May 2005. Over time the Company has transitioned from being a development company to a fully operational public company, providing temperature controlled logistics solutions to the life sciences industry globally.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference into this prospectus, as well as the other information included or incorporated by reference in this prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The prospectus supplement applicable to each offering of securities will contain additional information about risks applicable to an investment in us and the applicable securities.

FORWARD-LOOKING INFORMATION
This prospectus, including the documents incorporated by reference into this prospectus, contain forward-looking statements. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K, which you should review carefully. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Forward-looking statements include, but are not necessarily limited to, those relating to:
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our intention to introduce new products or services;

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our expectations about securing strategic relationships with global couriers or large clinical research organizations;

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our future capital needs;

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results of our research and development efforts; and

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approval of our patent applications.

Forward-looking statements are subject to risks and uncertainties, certain of which are beyond our control. Actual results could differ materially from those anticipated as a result of the factors described in “Risk Factors” in this prospectus, and detailed in our other SEC filings incorporated by reference herein, including among others:
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the effect of regulation by United States and foreign governmental agencies;

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research and development efforts, including delays in developing, or the failure to develop, our products;

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the development of competing or more effective products by other parties;

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uncertainty of market acceptance of our products;

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errors in business planning attributable to insufficient market size or segmentation data;

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problems that we may face in manufacturing, marketing and distributing our products;

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problems that we may encounter in further development of Cryoport Express® Solutions, which includes the cloud-based logistics management software branded as Cryoportal®;

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our inability to raise additional capital when needed;

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delays in the issuance of, or the failure to obtain, patents for certain of our products and technologies;

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problems with important suppliers and strategic business partners; and

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difficulty or delays in establishing marketing relationships with international couriers.

Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect our actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each factor on our business. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC.
This prospectus, including the documents incorporated by reference into this prospectus, also contain estimates and other industry and statistical data developed by independent parties and by us relating to market size, growth, and segmentation of markets. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the data to be reliable, industry and statistical data is subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. We have not independently verified these estimates generated by independent third parties. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS
Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus primarily for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, and capital expenditures. We may also use a portion of the proceeds to acquire or invest in complementary products or businesses.
We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have broad discretion over the uses of such proceeds. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital consists of 100,000,000 shares of common stock, $0.001 par value per share, of which 30,436,322 shares of common stock were issued and outstanding as of March 1, 2019, and 2,500,000 shares of  “blank check” preferred stock, $0.001 par value per share, of which we have designated 800,000 shares as Class A Preferred Stock and 585,000 shares as Class B Preferred Stock, none of which are currently issued and outstanding. The following description is a summary and is qualified in its entirety by our Amended and Restated Articles of Incorporation, as amended to date, and our Amended and Restated Bylaws, as currently in effect, copies of which are referenced as exhibits herein, and the provisions of the Nevada Revised Statutes.
Common Stock
Subject to the preferential rights of any outstanding preferred stock, each holder of common stock is entitled to receive ratable dividends, if any, as may be declared by our board of directors out of funds legally available for the payment of dividends. As of the date of this prospectus, no dividends on common stock have been declared or paid by the Company. The Company intends to employ all available funds for the development of its business and, accordingly, does not intend to pay any cash dividends in the foreseeable future.
Holders of common stock are entitled to one vote for each share held of record. There are no cumulative voting rights in the election of directors. Thus, the holders of more than 50% of the outstanding shares of common stock can elect all of our directors if they choose to do so.
The holders of our common stock have no preemptive, subscription, conversion or redemption rights. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to receive our assets pro rata.
Preferred Stock
The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our certificate of incorporation and any amendments thereto relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.
Our board of directors is empowered, without further action by stockholders, to issue from time to time one or more series of preferred stock, with such designations, rights, preferences and limitations as the board of directors may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters among such series as may be determined by our board of directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. Certain issuances of preferred stock may have the effect of delaying or preventing a change in control of our company that some stockholders may believe is not in their interest. Preferred stock will be fully paid and nonassessable upon issuance.
The prospectus supplement for a series of preferred stock will specify:
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the maximum number of shares;

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the designation of the shares;

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the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

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the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

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the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

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any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

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the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

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the voting rights; and

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any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:
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restricting dividends on the common stock;

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diluting the voting power of the common stock;

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impairing the liquidation rights of the common stock; or

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delaying or preventing changes in control or management of our company.

Nevada Anti-Takeover Law and Charter and Bylaws Provisions
Nevada Revised Statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. This statute currently does not apply to our Company because in order to be applicable, we would need to have a specified number of Nevada residents as shareholders, and we would have to do business in Nevada directly or through an affiliate.
In addition, our amended and restated articles of incorporation and amended and restated bylaws contain provisions that may make the acquisition of our company more difficult, including, but not limited to, the following:
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requiring at least 75% of outstanding voting stock in order to call a special meeting of stockholders;

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not allowing stockholders to take action by written consent in lieu of a meeting;

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setting forth specific procedures regarding how our stockholders may present proposals or nominate directors for election at stockholder meetings;

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requiring advance notice and duration of ownership requirements for stockholder proposals;

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permitting our board of directors to issue preferred stock without stockholder approval; and

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limiting the rights of stockholders to amend our bylaws.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock or preferred stock or a combination thereof. Warrants may be issued independently or together with common stock or preferred stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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United States Federal income tax consequences applicable to the warrants;

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provision for changes to or adjustments in the exercise price; and

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:
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vote, consent or receive dividends;

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receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

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exercise any rights as stockholders of the Company.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer or exchange of the units;

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a discussion of material federal income tax considerations, if applicable; and

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whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase common stock, preferred stock or other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.
To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:
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the date of determining the securityholders entitled to the rights distribution;

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the price, if any, for the subscription rights;

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the exercise price payable for the common stock, preferred stock or other securities upon the exercise of the subscription right;

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the number of subscription rights issued to each securityholder;

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the amount of common stock, preferred stock, depositary shares or other securities that may be purchased per each subscription right;

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any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

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the extent to which the subscription rights are transferable;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

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the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

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any applicable United States Federal income tax considerations; and

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:
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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any commissions paid to agents.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.
We may issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.
Sale Through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.
Delayed Delivery Contracts
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market Making, Stabilization and Other Transactions
Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Derivative Transactions and Hedging
We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic Auctions
We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Snell & Wilmer L.L.P., Costa Mesa, California. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
KMJ Corbin & Company LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2018 and 2017, and for the years ended December 31, 2018 and 2017, included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on KMJ Corbin & Company LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available at the SEC’s website at http://www.sec.gov.
We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The registration statement is available at the SEC’s website, as provided above.
We also maintain a website at http://www.cryoport.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this or another document that is incorporated or deemed to be incorporated herein by reference.
This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items), until all the securities offered under this prospectus are sold.
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on March 13, 2019;

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Our Current Report on Form 8-K filed with the SEC on January 7, 2019; and

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The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 22, 2015, and any other amendment or report filed for the purposes of updating such descriptions.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, excluding any exhibit unless such exhibit is specifically incorporated by reference in that information. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:
Cryoport, Inc.
17305 Daimler Street
Irvine, CA 92614
Attn: Chief Financial Officer
(949) 470-2300

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Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Jefferies	SVB Leerink
           , 2019